Exhibit 2.0

PLAN OF CONVERSION AND REORGANIZATION

of

DELANCO MHC,

DELANCO BANCORP, INC.

and

DELANCO FEDERAL SAVINGS BANK

i

1.	INTRODUCTION.

For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

On November 15, 2002, Delanco Federal Savings Bank, a federally chartered savings bank (the “Bank”), reorganized into the mutual holding company form of organization whereby the Bank converted to a stock savings bank and became the wholly-owned subsidiary of Delanco Bancorp, Inc. (the “Mid-Tier Holding Company”). On March 30, 2007, the Mid-Tier Holding Company issued 735,626 shares of Mid-Tier Holding Company Common Stock to eligible Members, the Delanco Federal Savings Bank Employee Stock Ownership Plan and the general public and 899,099 shares to Delanco MHC, a federally chartered mutual holding company (the “MHC). As of the date hereof, the MHC beneficially and of record owns 899,099 shares of Mid-Tier Holding Company Common Stock, representing approximately 55.0% of the outstanding voting stock of the Mid-Tier Holding Company, and the remaining shares of Mid-Tier Holding Company Common Stock are owned by persons other than the MHC.

The Boards of Directors of the MHC, the Mid-Tier Holding Company and the Bank believe that a conversion of the Bank to the stock holding company form pursuant to this Plan of Conversion and Reorganization is in the best interests of the MHC, the Mid-Tier Holding Company and the Bank, as well as the best interests of Members and Stockholders. The Boards of Directors determined that this Plan equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Conversion and Reorganization will result in the raising of additional capital for the Bank and the Holding Company and is expected to result in a more active and liquid market for the Holding Company Common Stock than currently exists for Mid-Tier Holding Company Common Stock. In addition, the Conversion and Reorganization have been structured as a tax-free reorganization. Finally, the Conversion and Reorganization is expected to enable the Bank and the Holding Company to more effectively compete in the financial services marketplace.

The Bank is committed to growth and diversification. The additional funds received in the Conversion and Reorganization will facilitate the Bank’s ability to continue to grow in accordance with its business plan. The Bank believes that the Conversion and Reorganization will support its ability to more fully serve the borrowing and other financial needs of the communities it serves. In light of the foregoing, the Boards of Directors of the MHC, the Mid-Tier Holding Company and the Bank believe that it is in the best interests of such companies and Members and Stockholders to raise additional capital at this time, and that the most feasible way to do so is through the Conversion and Reorganization.

As described in more detail in Section 3, the Bank will convert from the mutual holding company form of organization to the stock holding company form of organization through a series of substantially simultaneous mergers pursuant to which (i) the MHC will cease to exist and a liquidation account will be established by the Bank for the benefit of Members as of specified dates and (ii) the Bank will become a wholly owned subsidiary of the Holding Company. In connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest.

In connection with the Conversion and Reorganization, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein. Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members. The

Subscription Rights granted in connection with the Subscription Offering are non-transferable. Any shares of Conversion Stock remaining unsold after the Subscription Offering may be offered for sale to the public through a Community Offering and Syndicated Community Offering or Public Offering, as determined by the Board of Directors of the Holding Company in its sole discretion.

After careful study and consideration, the Boards of Directors of the Mid-Tier Holding Company, the MHC and the Bank adopted this Plan. The Plan must be approved by: (1) the affirmative vote of a majority of the total number of votes eligible to be cast by Members; (2) by the holders of at least two-thirds of the outstanding shares of Mid-Tier Holding Company Common Stock eligible to vote; and (3) by the holders of a majority of the outstanding shares of Mid-Tier Holding Company Common Stock owned by Minority Stockholders. After the Conversion and Reorganization, the Bank will be regulated by the OCC and by the FDIC. The Holding Company will be regulated by the FRB. In addition, the Bank will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits will continue to be insured by the FDIC up to the maximum provided by law.

2.	DEFINITIONS.

As used in this Plan, the terms set forth below have the following meaning:

ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person which acts in concert with another Person (“other party”) shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Holding Company or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons share a common address (whether or not related by blood or marriage) or have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Bank and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

ASSOCIATE of a Person means (i) a corporation or organization (other than the MHC, the Mid-Tier Holding Company, the Bank or a majority-owned subsidiary of the MHC, the Mid-Tier Holding Company or the Bank), if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) a trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the MHC, the Mid-Tier Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any person who is related by blood or marriage to such Person and who lives in the same home as the Person or who is a director or senior officer of the MHC, the Mid-Tier Holding Company or the Bank or any of their subsidiaries.

BANK means Delanco Federal Savings Bank.

BANK BENEFIT PLAN(S) includes, but is not limited to, Tax Qualified Employee Stock Benefit Plans and Non-Tax Qualified Employee Stock Benefit Plans.

BANK LIQUIDATION ACCOUNT means the Liquidation Account established in the Bank as part of the Conversion and Reorganization.

CODE means the Internal Revenue Code of 1986, as amended.

COMMUNITY MEMBERS means, for purposes of any Community Offering, natural persons and trusts of natural persons residing in Burlington County in New Jersey.

COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering to such Persons as may be selected by the Holding Company in its sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

CONTROL (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

CONVERSION AND REORGANIZATION means the series of transactions provided for in this Plan, including but not limited to (i) the merger of the MHC with and into the Mid-Tier Holding Company pursuant to which the MHC will cease to exist, (ii) the merger of the Mid-Tier Holding Company with the Holding Company, pursuant to which the Mid-Tier Holding Company will cease to exist and, in connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall automatically be converted into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest, and (iii) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein. All such transactions shall occur substantially simultaneously.

CONVERSION STOCK means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan. For the avoidance of doubt, Conversion Stock does not include the Exchange Shares.

DEPOSIT ACCOUNT means any withdrawable account as defined in Part 161.42 of the Rules and Regulations of the OCC, including a demand account as defined in Part 161.16 of the Rules and Regulations of the OCC; provided, however, that the term “Deposit Account” shall not include any escrow accounts maintained at the Bank.

DEPOSITOR means the holder of a Deposit Account.

ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights.

ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on April 30, 2012.

ESOP means the Delanco Federal Savings Bank Employee Stock Ownership Plan or such other Tax Qualified Employee Stock Benefit Plan adopted by the Holding Company or the Bank in connection with the Conversion and Reorganization, the purpose of which shall be to hold Holding Company Common Stock.

ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

EXCHANGE RATIO means the rate at which shares of Holding Company Common Stock will be issued in exchange for shares of Mid-Tier Holding Company Common Stock held by the Minority Stockholders in connection with the Mid-Tier Holding Company Merger. The exact rate (which shall be rounded to four decimal places) shall be determined by the MHC, the Mid-Tier Holding Company and the Bank in order to ensure that upon consummation of the Conversion and Reorganization, the Minority Stockholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Mid-Tier Holding Company Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, subject to adjustment to reflect the assets of the MHC other than Mid-Tier Holding Company Common Stock and before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Minority Stockholders in the Offerings.

EXCHANGE SHARES mean the shares of Holding Company Common Stock to be issued to the Minority Stockholders in connection with the Mid-Tier Holding Company Merger.

FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

HOLA means the Home Owners’ Loan Act, as amended.

HOLDING COMPANY means Delanco Bancorp, Inc., a stock corporation to be organized under the laws of the State of New Jersey.

HOLDING COMPANY COMMON STOCK means the shares of common stock, par value $0.01 per share, of the Holding Company. The Holding Company Common Stock is not insured by the FDIC.

INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Mid-Tier Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

LIQUIDATION ACCOUNT means the account representing the liquidation interests received by Eligible Account Holders and Supplemental Eligible Account Holders in exchange for their interest in the MHC in connection with the Conversion and Reorganization, as in accordance with Section 15 hereof.

MANAGEMENT PERSON means any Officer or director of the Bank or the Mid-Tier Holding Company or any Affiliate of the Bank or the Mid-Tier Holding Company and any person Acting in Concert with such Officer or director.

MEETING OF STOCKHOLDERS means the meeting of the Stockholders of the Mid-Tier Holding Company, which may be an annual meeting or a special meeting, at which this Plan is submitted to the Stockholders for their approval, including any adjournments of such meeting.

MEMBER means any Person qualifying as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States.

MHC means Delanco MHC.

MHC MERGER means the merger of the MHC with and into the Mid-Tier Holding Company pursuant to the Plan of Merger included as Annex A hereto.

MID-TIER HOLDING COMPANY means Delanco Bancorp, Inc., an existing federal corporation.

MID-TIER HOLDING COMPANY COMMON STOCK means the shares of common stock, par value $0.01 per share, of the Mid-Tier Holding Company. The Mid-Tier Holding Company Common Stock is not insured by the FDIC.

MID-TIER HOLDING COMPANY MERGER means the merger of the Mid-Tier Holding Company with and into the Holding Company pursuant to the Plan of Merger included as Annex B hereto.

MINORITY STOCKHOLDER means any owner of the Mid-Tier Holding Company Common Stock other than the MHC.

OCC mean the Office of the Comptroller of the Currency or any successor thereto.

OFFERINGS mean the offering of Conversion Stock to Persons other than the MHC in the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering.

OFFICER means the president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Subscription Offering and in the Community Offering.

OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member, but does not include the MHC.

PERSON means an individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization or a government or political subdivision of a government.

PLAN and PLAN OF CONVERSION AND REORGANIZATION mean this Plan of Conversion and Reorganization as adopted by the Boards of Directors of the MHC, the Mid-Tier Holding Company and the Bank and any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization.

PRIMARY PARTIES mean the MHC, the Mid-Tier Holding Company, the Bank and the Holding Company.

PROSPECTUS means the one or more documents to be used in offering the Conversion Stock in the Offerings.

PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

PURCHASE PRICE means the price per share at which the Conversion Stock is sold by the Holding Company in the Offerings in accordance with the terms hereof.

QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50.00, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.00.

SEC means the United States Securities and Exchange Commission.

SPECIAL MEETING OF MEMBERS means the Special Meeting of Members called for the purpose of submitting this Plan to the Voting Members for their approval, including any adjournments of such meeting.

STOCKHOLDERS mean those Persons who own shares of Mid-Tier Holding Company Common Stock.

STOCKHOLDER VOTING RECORD DATE means the date for determining the eligibility of Stockholders to vote at the Meeting of Stockholders, as determined by the Board of Directors of the Mid-Tier Holding Company.

SUBSCRIPTION OFFERING means the offering of the Conversion Stock to Participants.

SUBSCRIPTION RIGHTS mean nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of the Bank, the Mid-Tier Holding Company or the MHC (unless the FRB grants a waiver to permit a director or Officer to be included) and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the approval of the Plan by the FRB. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding approval by the FRB of the Plan.

SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Bank and any Affiliate thereof and which, with its related trust, meets the requirements to be “qualified” under Section 401 of the Code as from time to time in effect. A “Non-Tax-Qualified Employee Stock Benefit Plan” is any defined benefit plan or defined contribution stock benefit plan that is not so qualified.

VOTING MEMBER means a Person who, at the close of business on the Voting Record Date, is entitled to vote as a Member of the MHC in accordance with is charter and bylaws.

VOTING RECORD DATE means the date for determining the eligibility of Members to vote at the Special Meeting of Members.

3.	GENERAL PROCEDURE FOR THE CONVERSION AND REORGANIZATION.

A.	Steps for Conversion and Reorganization

The Conversion and Reorganization may be effected in the manner set forth herein or in any manner approved by the FRB that is consistent with the purposes of this Plan and applicable law and regulations. This Plan is subject to the approval of the FRB and must be adopted by (1) at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting of Members, (2) the holders of at least two-thirds of the outstanding shares of Mid-Tier Holding Company Common Stock eligible to vote; and (3) the holders of a majority of the outstanding shares of Mid-Tier Holding Company Common Stock owned by Minority Stockholders. It is currently anticipated that the Conversion and Reorganization will be effected in accordance with the procedures specified below. At the effective date of the Conversion and Reorganization, the following transactions will occur:

(i) The Holding Company shall be organized as a subsidiary of the Mid-Tier Holding Company. The Certificate of Incorporation and Bylaws of the Holding Company shall read in the form of Annexes C and D, respectively. The MHC shall merge with and into the Mid-Tier Holding Company in the MHC Merger with the Mid-Tier Holding Company being the surviving institution. Immediately thereafter, the Mid-Tier Holding Company shall merge with and into the Holding Company in the Mid-Tier Holding Company Merger, with the Holding Company being the surviving institution. As a result of the MHC Merger and the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company Common Stock held by the MHC shall be extinguished and (y) the liquidation interests in the Mid-Tier Holding Company constructively received by certain Members immediately before the Conversion and Reorganization will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account. As a result of the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company Common Stock held by the Minority Stockholders shall be converted into the right to receive shares of Holding Company Common

Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Purchase Price; and (y) the shares of Bank common stock held by the Mid-Tier Holding Company shall be owned by the Holding Company, with the result that the Bank shall become a wholly owned subsidiary of the Holding Company. In exchange for common stock of the Bank and the Bank Liquidation Account, the Holding Company shall contribute to the Bank an amount of the net proceeds received by the Holding Company for the sale of the Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Bank and as shall be approved by the FRB, but not less than fifty percent (50%) of the net proceeds received by the Holding Company for the sale of the Conversion Stock, unless otherwise approved by the FRB. In addition, as a result of the Mid-Tier Holding Company Merger, options to purchase shares of Mid-Tier Holding Company Common Stock which are outstanding immediately prior to consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

(ii) The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of a Certificate of Merger with the New Jersey Secretary of State with respect to the Mid-Tier Holding Company Merger, (ii) the filing of Articles of Combination with the FRB with respect to the MHC Merger and (iii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination and the Certificate of Merger relating to the MHC Merger and the Mid-Tier Holding Company Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the MHC Merger and the Mid-Tier Holding Company Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

B.	Regulatory Filings

(i) To the extent required by applicable laws and regulations, or as the FRB may otherwise require, the MHC, the Mid-Tier Holding Company and the Bank shall provide public notice of the adoption of the Plan. Such notice shall be made by means of the placing of an advertisement in a newspaper of general circulation in each community where the Bank maintains an office. In addition, the Bank shall cause copies of the Plan to be made available at each of its offices for inspection by Members.

(ii) An application for the Conversion and Reorganization, including the Plan and all other requisite material (the “Application for Conversion”), shall be submitted to the FRB for approval. The MHC, the Mid-Tier Holding Company and the Bank will again cause to be published, in accordance with the requirements of applicable regulations of the FRB, a notice of the filing with the FRB of an application to convert the MHC and will post the notice of the filing for the Application for Conversion in each of the Bank’s offices.

(iii) The Primary Parties shall submit or cause to be submitted to the FRB all holding company, merger, and other applications or notices necessary for the Conversion and Reorganization. All notices required to be published in connection with such applications shall be published at the times required.

(iv) The Holding Company shall file one or more Registration Statements with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and, where required, shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, if any, and Other Members. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering and a Syndicated Community Offering or a Public Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus.

C.	Approval of Plan By Voting Members; The Special Meeting of Members

(i) The MHC shall file preliminary proxy materials with the FRB, as required. Promptly following receipt of requisite approval of the FRB, this Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting of Members. The Plan must be approved by a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting of Members. The MHC will mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Bank as of the Voting Record Date, a notice of special meeting and a proxy statement describing the Plan.

(ii) At the Special Meeting of Members, each Voting Member shall be entitled to cast one vote in person or by proxy for every $100.00 of Deposit Accounts, or fraction thereof, such Voting Member had at the Bank as of the Voting Record Date. Each Voting Member whose loan was outstanding at the Bank on November 14, 1994, which loan continues to be outstanding as of the Voting Record Date, will be entitled to one vote in addition to any other vote the Voting Member may otherwise have. No Voting Member may cast more than 1,000 votes at the Special Meeting of Members. Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are provided under the trust instrument or other governing document or applicable law. Deposits held in an Individual Retirement Account or Keogh Account may be voted by the MHC if no other instructions are received in the same proportion as the votes cast by all other Voting Members.

D.	Approval of Plan By Stockholders; The Meeting of Stockholders

(i) The Holding Company shall file a Registration Statement with the SEC to register the Exchange Shares. A prospectus contained in such Registration Statement shall also constitute proxy materials of the Mid-Tier Holding Company with respect to the Meeting of Stockholders. Promptly following the effectiveness of such Registration Statement and the receipt of any other requisite approval of the FRB, this Plan will be submitted to the Stockholders for their consideration and approval at the Meeting of Stockholders. The Plan must be approved by (1) the holders of at least two-thirds of the outstanding shares of Mid-Tier Holding Company Common Stock eligible to vote and (2) the holders of a majority of the outstanding shares of Mid-Tier Holding Company Common Stock owned by Minority Stockholders. The Mid-Tier Holding Company will mail to all Stockholders as of the Stockholder Voting Record Date, at their last known address appearing on the records of the Mid-Tier Holding Company, a notice of meeting and definitive prospectus/proxy statement describing the Plan.

(ii) The Meeting of Stockholders shall be held upon written notice given no less than 20 no more than 50 days prior to the date of the Meeting of Stockholders. At the Meeting of Stockholders, each Stockholder eligible to vote shall be entitled to cast one vote in person or by proxy for each share of Mid-Tier Holding Company Common Stock owned by such Stockholder as of the Stockholder Voting Record Date.

E.	Expenses

The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including the payment of fees to brokers for assisting Persons in completing and/or submitting Order Forms. The Primary Parties shall use their best efforts to ensure that all fees, expenses, retainers and similar items shall be reasonable.

F.	Certificate of Incorporation and Bylaws

By voting to adopt this Plan, Voting Members and Stockholders will be voting to adopt the Certificate of Incorporation and Bylaws for the Holding Company attached as Annexes C and D to this Plan.

4.	TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

(a) The aggregate amount of shares of Conversion Stock to be offered in the Offerings shall be stated in terms of a range (the Estimated Price Range), which shall be based on a pro forma valuation of the aggregate market value of the to-be-outstanding Holding Company Common Stock multiplied by the percentage equal to the MHC’s percentage ownership interest in all outstanding shares of Mid-Tier Holding Company Common Stock, as adjusted to reflect the assets of the MHC other than Mid-Tier Holding Company Common Stock. The valuation, which shall be prepared by the Independent Appraiser, shall be based on financial information relating to the MHC, the Mid-Tier Holding Company and the Bank; market, financial and economic conditions; a comparison of the Mid-Tier Holding Company and the Bank with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies; and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and Bank. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average. The valuation shall be updated during the Conversion and Reorganization as market and financial conditions warrant and as may be required by the FRB.

(b) Based upon the independent valuation, the Board of Directors of the Holding Company shall fix the Purchase Price and the number of shares of Conversion Stock to be offered in the Offerings. The Purchase Price for the Conversion Stock shall be a uniform price determined in accordance with applicable laws and regulations. The total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Board of Directors of the Holding Company upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection with the Offerings.

(c) Subject to the approval of the FRB, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions prior to completion of the Conversion and Reorganization, and under such circumstances the Holding Company may increase or decrease the total number of shares of Conversion Stock to be issued in the Conversion and Reorganization to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus.

5.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

(a) Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of (i) $176,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Section 10 hereof.

(b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

(c) Subscription Rights of Eligible Account Holders who are also directors or Officers of the Mid-Tier Holding Company or the Bank and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.	SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

Tax-Qualified Employee Stock Benefit Plans (excluding the Bank’s Employee Savings/401(k) Plan) shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Conversion Stock. The subscription rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that if the total number of shares of Common Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus (“Maximum Shares”), the ESOP shall have a first priority right to purchase any such shares exceeding the Maximum Shares. Shares of Conversion Stock purchased by any individual participant (“Plan Participant”) in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of subscription rights granted to such Participant in his individual capacity as an Eligible Account Holder, Supplemental Eligible Account Holder and/or Other Member and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Conversion Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the FRB, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Bank to fail to meet any applicable regulatory capital requirement. The Tax-Qualified Employee Stock Benefit Plans may, in whole or in part, fill their orders through open market purchases subsequent to the closing of the Offerings, subject to approval of the FRB.

The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of or Person Acting in Concert with any Management Person.

7.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).

(a) In the event that the Eligibility Record Date is more than 15 months prior to the date of approval of the Plan by the FRB, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $176,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Section 10 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

(b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposit bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.	SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).

(a) Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $176,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Section 10 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

(b) If, pursuant to this Section 8, Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other Member’s subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9.	COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

(a) If less than the total number of shares of Conversion Stock offered by the Holding Company are sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the achievement of the widest possible distribution of such stock. The Holding Company may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company with any required regulatory approval.

(b) In the event of a Community Offering, shares of Conversion Stock that are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of securities of financial institutions. Shares not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to Community Members and second to Minority Stockholders as of the Stockholder Voting Record Date.

(c) A Prospectus and Order Form shall be furnished to such Persons as the Holding Company may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. In the event of an oversubscription for shares in the Community Offering, available shares will be allocated first to each Community Member whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Community Member, if possible. Thereafter, unallocated shares shall be allocated among the Community Members whose accepted orders remain unsatisfied on an equal number of shares basis per order until all available shares have been allocated, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Community Members have been satisfied, such remaining shares shall be allocated next to Minority Stockholders as of the Stockholder Voting Record Date and then to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Community Members.

(d) No Person may purchase more than $176,000 of Conversion Stock in the Community Offering; provided, however, that this amount may be increased to up to 5% of the shares sold in the Offerings or decreased to less than $176,000 upon resolution of the Boards of Directors of the Primary Parties, subject to any required regulatory approval but without the further approval of Members or Minority Stockholders or the resolicitation of subscribers.

(e) Subject to such terms, conditions and procedures as may be determined by the Primary Parties, shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $176,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock or decreased to less than $176,000 upon resolution of the Boards of Directors of the Primary Parties, subject to any required regulatory approval but without the further approval of Members or Minority Stockholders or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the limitations on purchases of Conversion Stock set forth in this Section 9(e) and Section 10 of this Plan, in the event of an oversubscription for shares in the Syndicated Community Offering, orders for Conversion Stock in the Syndicated Community Offering, unless the FRB permits otherwise, shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings. The Holding Company may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company with any required regulatory approval.

(f) The Holding Company may sell any shares of Conversion Stock remaining following the Subscription Offering and Community Offering in a Public Offering instead of a Syndicated Community Offering. The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Purchase Price less an underwriting discount to be negotiated among such underwriters and the Holding Company, subject to any required regulatory approval or consent.

(g) If for any reason a Syndicated Community Offering or Public Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or if any insignificant residue of shares of Conversion Stock is not sold in the Offerings, the Holding Company shall use its best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the FRB.

10.	LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION STOCK.

The following limitations shall apply to all purchases of Conversion Stock in the Offerings:

(a) Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 10(e) hereof, and in addition to the other restrictions and limitations set forth herein, no Person (or group of Persons exercising Subscription Rights through a single Deposit Account) and no Person together with any Associates or Persons otherwise Acting in Concert may, directly or indirectly, subscribe for or purchase more than $176,000 of Conversion Stock in the Offerings.

(b) No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Purchase Price for such minimum shares will not exceed $500.00.

(c) Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 10(e) hereof, and in addition to the other restrictions and limitations set forth herein, the maximum aggregate amount of Conversion Stock which any Person together with any Associate or Persons Acting in Concert may, directly or indirectly, subscribe for or purchase in the Offerings, when combined with any Exchange Shares received by such Person(s), shall not exceed 5.0% of the total number of shares of Holding Company Common Stock to be outstanding upon consummation of the Conversion and Reorganization; provided, however, that nothing herein shall require any Minority Stockholder to divest any Exchange Shares or otherwise limit the amount of Exchange Shares to be issued to a Minority Stockholder.

(d) The number of shares of Conversion Stock that directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 33% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

(e) The maximum number of shares of Conversion Stock that may be purchased in the Offerings by the ESOP shall not exceed 8% and all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total number of shares of Conversion Stock sold in the Offerings; provided, however, that purchases of Conversion Stock which are made by Plan Participants pursuant to the exercise of subscription rights granted to such Plan Participant in his or her individual capacity as a Participant or purchases by a Plan Participant in the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 10(e).

(f) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the MHC, the Mid-Tier Holding Company, the Bank or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(a) or Section 10(d) hereof, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Bank qualified under Section 401(k) of the Code, shall be aggregated and included in that individual’s purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

(g) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without the further approval of Members or Minority Stockholders or the resolicitation of subscribers, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the shares sold in the Offerings whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. If an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Participant who subscribed for the maximum number of shares of Conversion Stock to subscribe for an additional number of shares, so that such Participant shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Participant. If any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Participant who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Participant shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Participant. If the maximum purchase limitation is increased to 5% of the shares sold in the Offerings, such limitation may be further increased to 9.99%, provided that orders for Conversion Stock exceeding 5% of the shares of Conversion Stock sold in the Offerings shall not exceed in the aggregate 10% of the total shares of Conversion Stock sold in the Offerings.

(h) The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

11.	TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

(a) The Subscription Offering may be commenced concurrently with or at any time after the mailing to Stockholders of the proxy materials to be used in connection with the Meeting of Stockholders and the mailing to Voting Members of the proxy materials to be used in connection with the Special Meeting of Members. The Subscription Offering may be closed before the Special Meeting of Members and the Meeting of Stockholders, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members at the Special Meeting of Members and by the Stockholders at the Meeting of Stockholders.

(b) The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial advisory or investment banking firm retained by it in connection with the Conversion and Reorganization. The Primary Parties may consider a number of factors, including, but not limited to, the Bank’s current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

(c) Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, the Holding Company shall, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

(d) A single Order Form for all Deposit Accounts maintained with the Bank by any Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date, the Supplemental Eligibility Record Date or the date for determining Other Members, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate and deposit balances will be divided on a pro rata basis among such orders in allocating shares in the event of an oversubscription.

(e) The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Holding Company. The Holding Company may extend such period by such amount of time as it determines is appropriate.

Failure of any Participant to deliver a properly executed Order Form to the Holding Company, along with full payment (or authorization for full payment by withdrawal from a Deposit Account) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Holding Company by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

(f) The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form that, among other things, is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, if provided for by the Holding Company, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered by the United States Postal Service or (ii) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as it may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.	PAYMENT FOR CONVERSION STOCK.

(a) Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Persons in the Community Offering shall be equal to the Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively. Such payment may be made by personal check, bank draft or money order at the time the Order Form is delivered to the Holding Company, provided that checks will only be accepted subject to collection. The Holding Company, in its sole and absolute discretion, may also elect to receive payment for shares of Conversion Stock by wire transfer. In addition, the Holding Company may elect to provide Participants and/or other Persons who have a Deposit Account with the Bank the opportunity to pay for shares of Conversion Stock by authorizing the Bank to withdraw from the types of Deposit Accounts provided for on the Order Form in the amount equal to the aggregate Purchase Price of such shares. Payment may also be made by a Participant or other Person using funds held for such Participant’s benefit by a Bank Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Conversion Stock.

(b) Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans upon consummation of the Offerings, provided that, in the case of the ESOP, there is in force from the time of its subscription until the consummation of the Offerings, a loan commitment to lend to the ESOP, at such time, the aggregate price of the shares for which it subscribed.

(c) If a Participant or other Person authorizes the Bank to withdraw the amount of the aggregate Purchase Price from his or her Deposit Account, the Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular statement savings rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock and is entirely within the discretion of the Holding Company and the Bank.

(d) The subscription funds will be held by the Bank or, in the Bank’s discretion, in an escrow account at an unaffiliated insured financial institution. The Holding Company shall pay interest, at not less than the Bank’s statement savings rate, for all amounts paid by check, bank draft or money order to purchase shares of Conversion Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Offerings are completed or terminated.

(e) The Holding Company will not knowingly offer or sell any of the Conversion Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Bank.

(f) Each share of Conversion Stock shall be non-assessable upon payment in full of the Purchase Price.

13.	ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

The Holding Company shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, the Holding Company may elect that no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country. Further, subject to the written approval or non-objection of the FRB, the Holding Company may elect that no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a jurisdiction of the United States with respect to which any of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Holding Company or the Bank or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Holding Company or the Bank would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.	VOTING RIGHTS OF STOCKHOLDERS.

Following consummation of the Conversion and Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank’s outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company’s voting capital stock.

15.	LIQUIDATION ACCOUNT.

(a) At the time of the MHC Merger, the Holding Company shall establish the Liquidation Account in an amount equal to the percentage of the outstanding shares of the Mid-Tier Holding Company Common Stock owned by the MHC before the MHC Merger, multiplied by the Mid-Tier Holding Company’s total stockholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization, plus the value of the net assets of the MHC as reflected in the latest statement of financial condition of the MHC prior to the effective date of the Conversion and Reorganization (excluding its ownership of Mid-Tier Holding Company Common Stock). The function of the Liquidation Account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Conversion and Reorganization.

(b) The Liquidation Account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the Liquidation Account balance, which interest will be referred to in this Section 15 as the “subaccount balance.” All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(d) hereof. As a part of the Conversion and Reorganization, the Holding Company shall cause the Bank to establish and maintain a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization.

(c) (i) In the event of a complete liquidation of (x) the Bank or (y) the Bank and the Holding Company subsequent to the Conversion and Reorganization (and only in such event) following all liquidation payments to creditors of the Bank (including those to Account Holders to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the Liquidation Account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Holding Company. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank or the Holding Company is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the Liquidation Account or Bank Liquidation Account, as applicable, shall be assumed by the surviving entity.

(ii) In the unlikely event of a complete liquidation of (x) the Bank or (y) the Bank and the Holding Company subsequent to the Conversion and Reorganization (and only in such event) following all liquidation payments to creditors of the Bank (including those to Eligible Account Holders and Supplemental Eligible Account Holders to the extent of their Deposit Accounts), at a time when the Bank has a positive net worth, and the Holding Company does not have sufficient assets (other than the stock of the Bank) at the time of the liquidation to fund the distribution due with respect to the Liquidation Account, the Bank with respect to the Bank Liquidation Account shall immediately pay directly to Eligible Account Holders and Supplemental Eligible Account Holders an amount necessary to fund the Holding Company’s remaining obligations under the Liquidation Account, before any liquidation distribution may be made to any holders of the Bank’s capital stock and without making such amount subject to the Holding Company’s creditors. Each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a distribution from the Liquidation Account with respect to the Holding Company, in the amount of the then adjusted subaccount balance then held, before any distribution may be made to any holders of the Holding Company’s capital stock. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution, in which the Bank or the Holding Company is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the Liquidation Account or Bank Liquidation Account, as applicable, shall be assumed by the surviving entity.

(iii) In the event of the complete liquidation of the Holding Company where the Bank is not also completely liquidating, or in the event of a sale or other disposition of the Holding Company apart from the Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be treated as surrendering the rights to his or her Liquidation Account and receiving from the Holding Company an equivalent interest in the Bank Liquidation Account. Each such holder’s interest in the Bank Liquidation Account shall be subject to the same rights and terms as if the Bank Liquidation Account was the Liquidation Account (except that the Holding Company shall cease to exist).

(d) The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

(e) If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any annual closing date, commencing on or after the effective date of the Conversion and Reorganization, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the account holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

(f) Subsequent to the Conversion and Reorganization, neither the Holding Company nor the Bank may pay cash dividends generally on deposit accounts and/or capital stock of the Holding Company or the Bank, or repurchase any of the capital stock of the Holding Company or the Bank, if such dividend or repurchase would reduce the Holding Company’s and/or Bank’s capital below: (i) the amount required for the Liquidation Account or Bank Liquidation Account as applicable; or (ii) the regulatory capital requirements of the Holding Company (to the extent applicable) or the Bank; otherwise, the existence of the Liquidation Account and the Bank Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

(g) The amount of the Bank Liquidation Account shall equal at all times the amount of the Liquidation Account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution exceeding such holder’s subaccount balance in the Liquidation Account.

(h) For the two-year period following the completion of the Conversion and Reorganization, the Holding Company will not, except with the prior written approval of the FRB, (i) liquidate or sell the Holding Company, or (ii) cause the Bank to be liquidated or sold. Thereafter, upon the written request of the FRB, the Holding Company shall eliminate or transfer the Liquidation Account to the Bank and the Liquidation Account shall be assumed by the Bank, at which time the interests of Eligible Account Holders and Supplemental Eligible Account Holders will be solely, exclusively and directly in the Liquidation Account established in the Bank. If such transfer occurs, the Holding Company shall be deemed to have transferred the Liquidation Account to the Bank and such Liquidation Account shall become the liquidation account of the Bank and shall not be subject in any manner or amount to the claims of the Holding’s Company’s creditors. Approval of the Plan of Conversion shall constitute approval of the transactions described herein by the Members of the MHC and any other person or entity required to approve the Plan.

(i) For purposes of this Section 15, a Deposit Account includes a predecessor or successor account which is held by an account holder with the same social security number.

16.	TRANSFER OF DEPOSIT ACCOUNTS.

Each Person holding a Deposit Account at the Bank at the time of the Conversion and Reorganization shall retain an identical Deposit Account at the Bank following the Conversion and Reorganization in the same amount (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock) and subject to the same terms and conditions (except as to voting and liquidation rights).

17.	REQUIREMENTS FOLLOWING THE CONVERSION AND REORGANIZATION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

In connection with the Conversion and Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister the Holding Company Common Stock for a period of three years following the Conversion and Reorganization without the prior written approval of the FRB. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock, and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the OTC Bulletin Board or other interdealer quotation service.

18.	COMPLETION OF THE STOCK OFFERING.

The Offerings will be terminated if not completed within 45 days after the last day of the Subscription Offering, unless an extension is approved by the FRB.

19.	REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION AND REORGANIZATION.

For a period of three years following the Conversion and Reorganization, the directors and Officers of the Holding Company and the Bank and their Associates may not purchase Holding Company Common Stock without the prior written approval of the FRB except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction involving more than

1% of the outstanding Holding Company Common Stock, and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) even if such Holding Company Common Stock may be attributable to individual Officers or directors and their Associates. The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

20.	RESTRICTIONS ON TRANSFER OF STOCK.

All shares of Conversion Stock that are purchased by Persons other than directors and Officers of the Holding Company or the Bank shall be transferable without restriction. Shares of Conversion Stock purchased by directors and Officers of the Holding Company or the Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser. The shares of Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

“The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate. These shares may not be sold during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

21.	TAX RULINGS OR OPINIONS.

Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

22.	STOCK COMPENSATION PLANS; EMPLOYMENT AND SEVERANCE AGREEMENTS.

(a) The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

(b) Subsequent to the Conversion and Reorganization, the Holding Company and the Bank are authorized to adopt Non-Tax Qualified Employee Stock Benefit Plans, including without limitation, stock option plans and restricted stock plans, provided however that any such plan implemented during the one-year period subsequent to the date of consummation of the Conversion and Reorganization: (i) shall be disclosed in the Prospectus; (ii) in the case of stock option plans and employee recognition or grant plans, shall be submitted for approval by the holders of the Common Stock no earlier than six months following consummation of the Conversion and Reorganization; and (iii) shall comply with all other applicable requirements of the FRB.

(c) Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

(d) The Holding Company and the Bank are authorized to enter into employment or severance agreements with their executive officers.

23.	DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

(a) Following consummation of the Conversion and Reorganization, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

(b) The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Bank’s capital stock also shall be in compliance with then applicable laws and regulations.

24.	AMENDMENT OR TERMINATION OF THE PLAN.

If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time before the solicitation of proxies from the Members and the Stockholders to vote on the Plan and at any time thereafter with the concurrence of the FRB. Any amendment to this Plan made after approval by the Members and the Stockholders shall not necessitate further approval by the Members and the Stockholders unless otherwise required by the FRB. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from date of the Special Meeting of Members. Before the earlier of the Meeting of Stockholders and the Special Meeting of Members, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the FRB. After the earlier of the Meeting of Stockholders and the Special Meeting of Members, the Primary Parties may terminate this Plan only with the concurrence of the FRB.

25.	INTERPRETATION OF THE PLAN.

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the FRB.

Annex A

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger, dated as of [            ], 2013, is made by and between Delanco MHC, a federally chartered mutual holding company (the “MHC”), and Delanco Bancorp, Inc., a federally chartered mid-tier holding company (the “Mid-Tier Holding Company” or the “Surviving Corporation”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the MHC, the Mid-Tier Holding Company and Delanco Federal Savings Bank, a federally chartered savings bank (the “Bank”) have adopted a Plan of Conversion and Reorganization pursuant to which: (i) the MHC will merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the surviving entity (the “MHC Merger”); (ii) the Mid-Tier Holding Company will merge with and into a newly formed stock corporation (the “Holding Company”), with the Holding Company as the surviving entity (the “Mid-Tier Holding Company Merger”); and (iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion and Reorganization (collectively, the “Conversion and Reorganization”); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the MHC Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1. EFFECTIVE TIME. The MHC Merger shall not be effective unless and until the MHC Merger receives any necessary approvals from the Board of Governors of the Federal Reserve System or such other later time specified on the articles of combination or similar document filed with the Board of Governors of the Federal Reserve System (the “Effective Time”).

2. THE MHC MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and in the Plan of Conversion and Reorganization and the expiration of all applicable waiting periods, the MHC shall merge with and into the Mid-Tier Holding Company, which shall be the Surviving Corporation. Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

3. TREATMENT OF MID-TIER HOLDING COMPANY COMMON STOCK AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

At the Effective Time:

(a) each share of common stock, $0.01 par value per share, of the Mid-Tier Holding Company (the “Mid-Tier Holding Company Common Stock”) issued and outstanding immediately prior to the Effective Time and held by the MHC shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled;

(b) the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States before the MHC’s conversion from mutual to stock form (“Members”) shall, by virtue of the MHC Merger and without any action on the part of any Member, be canceled; and

(c) the Mid-Tier Holding Company shall establish a liquidation account on behalf of each depositor Member as provided for in the Plan of Conversion and Reorganization.

4. RIGHTS OF DISSENT AND APPRAISAL ABSENT. No member of the MHC shall have any dissenter or appraisal rights in connection with the MHC Merger.

5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be “Delanco Bancorp, Inc.”

6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be six. The names of those persons who, upon and after the Effective Time, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his or her respective name, and until a successor is elected and qualified.

Name	Residence Address	Year Term Expires

7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Mid-Tier Holding Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

8. OFFICES. Upon the Effective Time, all offices of the Mid-Tier Holding Company shall be offices of the Surviving Corporation. As of the Effective Time, the home office of the Surviving Corporation shall remain at 615 Burlington Avenue, Delanco, New Jersey 08075.

9. CHARTER AND BYLAWS. On and after the Effective Time, the Charter of the Mid-Tier Holding Company as in effect immediately before the Effective Time shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law. On and after the Effective Time, the Bylaws of the Mid-Tier Holding Company as in effect immediately before the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

10. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock and of the members of the MHC as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the MHC, respectively

11. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

12. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the MHC or the Mid-Tier Holding Company at any time before the Effective Time in the manner set forth in the Plan of Conversion and Reorganization.

13. AMENDMENTS. This Agreement and Plan of Merger may be amended by a subsequent writing signed by the parties hereto.

14. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

[Signatures on following page]

IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	DELANCO MHC

By:
Douglas R. Allen, Jr.		James E. Igo
Corporate Secretary		President and Chief Executive Officer

Attest:	DELANCO BANCORP, INC.

By:
Douglas R. Allen, Jr.		James E. Igo
Corporate Secretary		President and Chief Executive Officer

Annex B

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger, dated as of [            ], 2013, is made by and between Delanco Bancorp, Inc., a federal corporation (the “Mid-Tier Holding Company”), and Delanco Bancorp, Inc., a New Jersey corporation (the “Holding Company” or the “Surviving Corporation”) (collectively, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, Delanco MHC, a federally chartered mutual holding company (the “MHC”), the Mid-Tier Holding Company, and Delanco Federal Savings Bank, a federally-chartered savings bank (the “Bank”) have adopted a Plan of Conversion and Reorganization pursuant to which: (i) the MHC will merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the surviving entity; (ii) the Mid-Tier Holding Company will merge with and into the Holding Company, with the Holding Company as the surviving entity (the “Mid-Tier Holding Company Merger”); and (iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion and Reorganization (collectively, the “Conversion and Reorganization”); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Holding Company Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1. EFFECTIVE TIME. The Mid-Tier Holding Company Merger shall not be effective unless and until the Mid-Tier Holding Company Merger receives any necessary approvals from the Board of Governors of the Federal Reserve System or such other later time specified on the Certificate of Merger filed with the New Jersey Secretary of State (the “Effective Time”).

2. THE MID-TIER HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and in the Plan of Conversion and Reorganization and the expiration of all applicable waiting periods, the Mid-Tier Holding Company shall merge with and into the Holding Company, which shall be the Surviving Corporation. Upon consummation of the Mid-Tier Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Holding Company

Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mid-Tier Holding Company Merger had not occurred.

3. CONVERSION OF STOCK.

(a) At the Effective Time:

(i) each share of Mid-Tier Holding Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mid-Tier Holding Company Merger and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan of Conversion and Reorganization, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with Section 3(b) hereof;

(ii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mid-Tier Holding Company Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be exchanged therefor; and

(iii) the Holding Company shall establish a liquidation account on behalf of each depositor Member as provided for in the Plan of Conversion and Reorganization.

(b) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Mid-Tier Holding Company Common Stock. In lieu thereof, each holder of shares of Mid-Tier Holding Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Purchase Price, as defined in the Plan of Conversion and Reorganization. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

4. EXCHANGE OF SHARES.

(a) At or after the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Holding Company Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company (the “Exchange Agent”), shall be entitled to receive in exchange therefor certificate(s) representing the number of full shares of Holding Company Common Stock for which the shares of Mid-Tier Holding Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate that immediately before the Effective Time evidenced shares of Mid-Tier Holding Company Common Stock, and that is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent advising such holder of the terms of the exchange effected by the Mid-Tier Holding Company Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for certificate or certificates evidencing Holding Company Common Stock.

(b) No holder of a certificate theretofore representing shares of Mid-Tier Holding Company Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Mid-Tier Holding Company Merger until the certificate representing such shares of Mid-Tier Holding Company Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. If dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Time but before surrender of certificates representing shares of Mid-Tier Holding Company Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Mid-Tier Holding Company Common Stock. The Holding Company shall be entitled, after the Effective Time, to treat certificates representing shares of Mid-Tier Holding Company Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Mid-Tier Holding Company Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

(c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Mid-Tier Holding Company Common Stock would otherwise be entitled as a result of the Mid-Tier Holding Company Merger until such holder surrenders the certificate or certificates representing the shares of Mid-Tier Holding Company Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate affidavit of loss and indemnification agreement and/or an indemnity bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Mid-Tier Holding Company Common Stock surrendered in exchanged therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

5. RIGHTS OF DISSENT AND APPRAISAL ABSENT. Holders of Mid-Tier Holding Company Common Stock shall not have any dissenter or appraisal rights in connection with the Mid-Tier Holding Company Merger.

6. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be “Delanco Bancorp, Inc.”

7. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Time, until changed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be six. The names of those persons who, upon and after the Effective Time, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his or her respective name, and until a successor is elected and qualified.

Name	Residence Address	Year Term Expires

8. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Time, until changed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law, the officers of the Holding Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

9. OFFICES. Upon the Effective Time, all offices of the Holding Company shall be offices of the Surviving Corporation. As of the Effective Time, the home office of the Surviving Corporation shall remain at 615 Burlington Avenue, Delanco, New Jersey 08075.

10. CERTIFICATE OF INCORPORATION AND BYLAWS. On and after the Effective Time, the Certificate of Incorporation of the Holding Company as in effect immediately before the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law. On and after the Effective Time, the Bylaws of the Holding Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

11. STOCK COMPENSATION PLANS.

(a) As of the Effective Time, options outstanding under the Delanco Bancorp, Inc. 2008 Equity Incentive Plan shall be assumed by the Holding Company and thereafter shall be options only for shares of Holding Company Common Stock, with each such option being for a number of shares of Holding Company Common Stock equal to the number of shares of Mid-Tier Holding Company Common Stock that were available thereunder immediately before the Effective Time multiplied by the Exchange Ratio, as defined in the Plan of Conversion and Reorganization, and the price of each such option shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the option is unaffected, but with no change in any other term or condition of such option.

(b) At the Effective Time, (i) the Holding Company shall assume and succeed to all rights, privileges, liabilities and duties of the Mid-Tier Holding Company under the Delanco Bancorp, Inc. 2008 Equity Incentive Plan (and any option agreements thereunder), including the ability to issue or grant additional options, shares or other awards, (ii) the Board of Directors of the Holding Company and any designated committee thereof shall be substituted for the Board of Directors of the Mid-Tier Holding Company and any designated committee thereof for purposes of administration of such plan, and (iii) all references in such plans (and any option agreements thereunder) to the Mid-Tier Holding Company and Mid-Tier Holding Company Common Stock shall be deemed to refer instead to the Holding Company and Holding Company Common Stock.

12. STOCKHOLDER AND DEPOSITOR APPROVALS. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock and of the members of the MHC as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the MHC, respectively.

13. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1, 12 and 13 hereof and in the Plan of Conversion and Reorganization, the obligations of the parties hereto to consummate the Mid-Tier Holding Company Merger shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Mid-Tier Holding Company Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

15. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the Mid-Tier Holding Company or the Holding Company at any time before the Effective Time in the manner set forth in the Plan of Conversion and Reorganization.

16. AMENDMENTS. This Agreement and Plan of Merger may be amended in the by a subsequent writing signed by the parties hereto.

17. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America.

[Signatures on following page]

IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:	DELANCO BANCORP, INC.
(a federal corporation)

By:
Douglas R. Allen, Jr.	James E. Igo
Corporate Secretary	President and Chief Executive Officer

Attest:	DELANCO BANCORP, INC.
(a New Jersey corporation)

By:
Douglas R. Allen, Jr.	James E. Igo
Corporate Secretary	President and Chief Executive Officer

Annex C

CERTIFICATE OF INCORPORATION

OF

DELANCO BANCORP INC.

ARTICLE I

Name

The name of the corporation is Delanco Bancorp Inc. (the “Corporation”).

ARTICLE II

Purpose

The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act (“BCA”).

ARTICLE III

Capital Stock

Section 3.01. Authorized Stock. The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 25,000,000, of which 20,000,000 are to be shares of common stock, $0.01 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $0.01 par value per share. Authorized shares may be issued by the Corporation without the approval of shareholders except as otherwise provided in this Article III or the rules of a national securities exchange, if applicable. Shares may be issued for such consideration as shall be fixed from time to time by the board of directors.

A description of the different classes and series of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series of capital stock, and the relative voting, dividend, liquidation and other rights, preferences, and limitations thereof, are as follows:

Section 3.02. Common Stock. Except as provided in this Certificate of Incorporation (this “Certificate”), the holders of the common stock shall exclusively possess all voting power and each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, the Corporation may, by resolution of its board of directors, pay dividends on its shares in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Section 3.03. Preferred Stock. The shares of preferred stock may be issued from time to time in one or more series. The board of directors of the Corporation is authorized to divide the preferred stock into series and to determine the designation, number, relative rights, preferences and limitations of any series of preferred stock by amendment to this Certificate. The board of directors may change the designation or number of shares, or the relative rights, preferences and limitations of the shares of any theretofore established series no shares of which have been issued.

Section 3.04. Limitation on Voting Rights.

1. Notwithstanding any other provision of this Certificate, in no event shall any record owner of any outstanding common stock which is Beneficially Owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, Beneficially Owns in excess of 10% of the then-outstanding shares of common stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Unaffiliated Directors (as hereinafter defined) shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of common stock Beneficially Owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all common stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both Beneficially Owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock Beneficially Owned by such person owning shares in excess of the Limit.

2. The following definitions shall apply to this Section 3.04.

(a) “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate.

(b) “Beneficial Ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate; provided, however, that a person shall, in any event, also be deemed the “Beneficial Owner” of any common stock:

(1) which such person or any of its Affiliates Beneficially Owns, directly or indirectly; or

(2) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the Beneficial Owner); or

(3) which are Beneficially Owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that (i) no director or officer of this Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to Beneficially Own any common stock Beneficially Owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to Beneficially Own any common stock held under any such plan.

For purposes of computing the percentage Beneficial Ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subparagraph 2(b), but shall not include any other common stock which may be issuable by the Corporation pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only common stock then outstanding and shall not include any common stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c) A “person” shall mean any individual, firm, corporation, or other entity.

(d) “Unaffiliated Director” means any member of the board of directors who is not an Affiliate of the person Beneficially Owning shares in excess of the Limit and was a member of the board of directors prior to the time that such person Beneficially Owned shares in excess of the Limit, and any director who is thereafter chosen to fill any vacancy of the board of directors or who is elected and who, in either event, is not an Affiliate of the person Beneficially Owning shares in excess of the Limit and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then on the board of directors.

3. The board of directors shall have the power to construe and apply the provisions of this Section 3.04 and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of common stock Beneficially Owned by any person, (ii) whether a person is an Affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of Beneficial Ownership, (iv) the application of any other definition or operative provision of this Section 3.04 to the given facts, or (v) any other matter relating to the applicability or effect of this Section 3.04.

4. The board of directors shall have the right to demand that any person who is reasonably believed to Beneficially Own common stock in excess of the Limit (or holds of record common stock Beneficially Owned by any person in excess of the Limit) supply this Corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this Section 3.04 as may reasonably be required of such person.

5. Except as otherwise provided by law or expressly provided in this Section 3.04, the presence, in person or by proxy, of the holders of record of shares of capital stock of this Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section 3.04) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders.

6. Any constructions, applications, or determinations made by the board of directors pursuant to this Section 3.04 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon this Corporation and its shareholders.

7. If any provision (or portion thereof) of this Section 3.04 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section 3.04 shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this Section 3.04 remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including shareholders owning an amount of stock over the Limit, notwithstanding any such finding.

ARTICLE IV

Non-Unanimous Shareholder Consents; Cumulative Voting

The power of shareholders to take action by non-unanimous consent is specifically denied. There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

ARTICLE V

Directors

Section 5.01. General. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors, except as this Certificate or the BCA otherwise provides; provided that any limitations on the board of director’s management or direction of the affairs of the Corporation shall reserve the directors’ full power to discharge their fiduciary duties.

Section 5.02. Number. Except as to the number of directors constituting the first board of directors, the number of directors of the Corporation shall be fixed from time to time exclusively by the board of directors by resolution adopted by a majority of the total number of the Corporation’s directors; provided that a decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 5.03. Initial Directors. The number of directors constituting the first board of directors shall be five. The names of the persons who are to serve as the members of the first board of directors, until the first annual meeting of shareholders and until their successors shall have been elected and qualified, are:

James E. Igo

Thomas J. Coleman

John A. Latimer

James W. Verner

Renee C. Vidal

The mailing address of each initial director is 615 Burlington Avenue, Delanco, New Jersey, 08075.

Section 5.04. Classified Board; Terms. At the first annual meeting of shareholders for the election of directors, the directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of the shareholders after their election, the term of office of the second class to expire at the second annual meeting of shareholders after their election, and the term of office of the third class to expire at the third annual meeting of shareholders after their election. At each annual meeting of the shareholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, or for such term of office as the board of directors may determine is required to maintain the classes as nearly equal in number as reasonably possible. Each director shall hold office for the term he or she was elected and until his or her successor shall have been duly elected and qualified.

Section 5.05. Removal. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, one or more or all of the directors of the Corporation may be removed for cause, at any time, by the affirmative vote of at least 80% of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. In addition, the board of directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal. Directors may not be removed without cause.

Section 5.06. Certain Duties of Directors. In discharging his or her duties to the Corporation and in determining what he or she reasonably believes to be in the best interest of the Corporation, a director may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on the Corporation’s employees, suppliers, creditors and customers; (b) the effects of the action on the communities in which the Corporation operates; and (c) the long-term as well as the short-term interests of the Corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the Corporation. If on the basis of the factors described in this Section 5.06 the board of directors determines that any proposal or offer to acquire the Corporation is not in the best interest of the Corporation, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

ARTICLE VI

Certain Shareholder Vote Requirements

Section 6.01. Amendment of Certificate of Incorporation. Except as otherwise required by the BCA, the affirmative vote of the holders of a majority of the issued and outstanding shares of capital stock entitled to vote shall be required to approve the amendment of this Certificate, except that (a) any amendment of Sections 3.04, 5.04 or 5.06, or Articles VI, VII, VIII or IX of this Certificate shall require the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote (considered for this purpose as one class), and (b) the board of directors, without any action by the shareholders, may amend this Certificate to the fullest extent allowed under the BCA.

Section 6.02. Business Combinations. To the extent that shareholder approval is required by the BCA, any merger, consolidation, liquidation, or dissolution of the Corporation or any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation (for purposes of this Section 6.02, a “Business Combination”) shall require the affirmative vote of the holders of at least two thirds of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote. The provisions of this Section 6.02 shall not apply to a particular Business Combination, and such Business Combination shall require only such shareholder vote, if any, as would be required under the BCA, if such Business Combination is approved by two-thirds of the entire board of directors of the Corporation.

ARTICLE VII

Elimination of Directors’ and Officers’ Liability

Directors and officers of the Corporation shall have no personal liability to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, provided that this Article VII shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective. If the BCA is amended to further limit the personal liability of directors and officers, then such liability will be limited to the fullest extent permitted under the law.

ARTICLE VIII

Indemnification

The Corporation shall indemnify to the fullest extent required or permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator, intestate, personal representative or spouse is or was a director or officer of the Corporation, is or was a director, officer, trustee, member, partner, incorporator or liquidator of a Subsidiary of the Corporation, or serves or served at the request of the Corporation as a director, officer, trustee, member, partner, incorporator or liquidator of or in any other capacity for any other enterprise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article VIII shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this Article VIII shall survive the termination of such person as any such director, officer, trustee, member, partner, incorporator or liquidator and, insofar as such person served at the request of the Corporation as a director, officer, trustee, member, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this Article VIII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Notwithstanding anything contained in this Article VIII, except for proceedings to enforce rights provided in this Article VIII, the Corporation shall not be obligated under this Article VIII to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the board of directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the board.

For purposes of this Article VIII, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Corporation owns, directly or indirectly, a majority of the economic or voting ownership interest; the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term “officer,” when used with respect to the Corporation, shall refer to any officer elected or appointed pursuant to the Corporation’s Bylaws, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the bylaws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the bylaws of such Subsidiary or other enterprise or determined by the board of directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term “officer” shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service “at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

To the extent authorized from time to time by the board of directors, the Corporation may provide to (i) any one or more employees and other agents of the Corporation, (ii) any one or more officers, employees and other agents of any Subsidiary and (iii) any one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in this Article VIII on directors and officers of the Corporation or any Subsidiary or other enterprise. Any such rights shall have the same force and effect as they would have if they were conferred in this Article VIII. Nothing in this Article VIII shall limit the power of the Corporation or the board of directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Article VIII.

ARTICLE IX

Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a vote of two-thirds of the full board of directors present at a legal meeting held in accordance with the provisions of the Bylaws. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

ARTICLE X

Registered Office

The address of the Corporation’s registered office in the State of New Jersey is 615 Burlington Avenue, Delanco, New Jersey 08075. The name of the Corporation’s registered agent at such address is James E. Igo.

ARTICLE XI

Incorporator

The name and mailing address of the incorporator is Aaron M. Kaslow, Esq., c/o Kilpatrick Townsend & Stockton LLP, 607 14th Street, Suite 900, Washington, DC 20005.

THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the New Jersey Business Corporation Act, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has hereunto set my hand this the [    ] day of [            ], 2013.

Incorporator

Annex D

BYLAWS

OF

DELANCO BANCORP INC.

ARTICLE I - Shareholders

Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at any office of Delanco Bancorp Inc. (the “Corporation”) or at such other place as the board of directors may determine.

Section 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

Section 3. Special Meetings. Except as otherwise required by the New Jersey Business Corporation Act (“BCA”), special meetings of the shareholders may only be called by the president, the chairman of the board or a majority of the board of directors. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 4. Conduct of Meetings. Annual and special meetings shall be conducted by the chairman of the meeting in accordance with rules and procedures adopted by the board of directors.

Section 5. Notice of Meetings. Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

Section 6. Fixing of Record Date. The board shall fix, in advance, a date as the record date for determining the Corporation’s shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to (i) notice of or to vote at any meeting of shareholders or any adjournment thereof; (ii) give a written consent to any action without a meeting; or (iii) receive payment of any dividend or allotment of any right. The record date may in no case be more than 60 days prior to the shareholders’ meeting or other corporate action or event to which it relates. The record date for a shareholders’ meeting may not be less than 10 days before the date of the meeting. The record date to determine shareholders entitled to give a written consent may not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted.

Section 7. Voting Lists; Shareholder Lists. A list of the shareholders entitled to vote at a shareholders’ meeting shall be available at the time and place of the meeting, using any means that permits the visual display of the information, and subject to inspection of any shareholder for any proper purpose for reasonable periods during the meeting. The list shall be arranged alphabetically within each class, series, or group of shareholders, and shall contain the address of, and the number of shares held by, each shareholder.

The Corporation shall maintain at its principal office, its registered office, or at the office of its transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. The list may be in written form or in any other form capable of being converted into readable form within a reasonable time. Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least 5% of the outstanding shares of any class or series, upon at least five days’ written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the list of shareholders and to make extracts therefrom, at the places where such records are maintained.

Section 8. Quorum. Unless otherwise required by the BCA in the case of a special meeting, the holders of shares entitled to cast a majority of the votes at an annual or special meeting of shareholders shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

Section 9. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram, cable, telephonic transmission or by any other means of electronic communication so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his agent. No proxy shall be valid for more than 11 months, unless a longer time is expressly provided therein. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors.

Section 10. Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the Certificate of Incorporation. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Certificate of Incorporation or the BCA. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present.

Section 11. Voting of Shares in the Name of Two or More Persons. Shares held by two or more persons as joint tenants or as tenants in common may be voted at any meeting of the shareholders by any one of such persons, unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which such shares shall be voted, shall control if presented at the meeting. If no such agreement is presented at the meeting, the majority in number of such joint tenants or tenants in common present shall control the manner of voting. If there is no such majority, or if there are two such joint tenants or tenants in common, both of whom seek to vote such shares, the shares shall, for the purpose of voting, be divided equally among such joint tenants or tenants in common present.

Section 12. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer or agent, or by proxy appointed by any of them, unless some other person, by resolution of such other corporation’s board or pursuant to its bylaws, shall be appointed to vote such shares. Shares held by any person in any representative or fiduciary capacity may be voted by such fiduciary without a transfer of such shares into his name. Where shares are held jointly by any number of fiduciaries, and the instrument or order appointing such fiduciaries does not otherwise direct, such shares shall be voted as the majority of such fiduciaries shall determine. If the fiduciaries are equally divided as to how the shares shall be voted, any court having jurisdiction may, in an action brought by any of such fiduciaries or by any beneficiary, appoint an additional person to act with such fiduciaries in such matter, and the stock shall be voted by the majority of such fiduciaries and such additional person. The court may proceed in the action in a summary manner or otherwise.

Section 13. Voting of Pledged Shares. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or a nominee of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Section 14. Voting by the Corporation. Shares of the Corporation that are held by the Corporation shall not be voted at any meeting and those shares shall not be counted in determining the total number of outstanding shares at any given time. If the Corporation holds a majority of the shares entitled to vote for the election of directors of another corporation, shares of the Corporation held by such other corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 15. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for election as directors, as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting except as provided in these Bylaws. If inspectors of election are not so appointed, the chairman of the meeting, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses or is otherwise unable to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting or the chairman of the board or the president.

Unless otherwise prescribed by resolution of the board of directors, the duties of such inspectors shall include: determining the number of outstanding shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors, the act of a majority shall govern.

Section 16. Advance Notice of Shareholder Business and Nominations.

(A) Annual Meeting of Shareholders. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action.

To be timely, a shareholder’s notice (including the completed and signed questionnaire, representation and agreement required by Section 17 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(B) Special Meetings of Shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the shareholder’s notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 17 of this Article I) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(C) Disclosure Requirements.

(1) To be in proper form, a shareholder’s notice to the Secretary must include the following, as applicable.

(a) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation (a

“Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household, (G) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder and (H) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;

(b) If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c) As to each person, if any, whom the shareholder proposes to nominate for election or reelection to the board of directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) With respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the board of directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 17 of this Article I. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Bylaw, in the event that the Corporation is registered under the Exchange Act, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in this Bylaw to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered at an annual or special meeting of shareholders. Nothing in this Bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable, or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, if applicable, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 17. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 16 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE II - Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors, except as provided in the BCA and the Corporation’s Certificate of Incorporation. The board of directors shall annually elect a chairman of the board and may also elect a vice chairman of the board from among its members and shall designate, when present, either the chairman of the board or the vice chairman of the board to preside at its meetings.

Section 2. Place of Meeting. All regular and special meetings of the board of directors shall be held at the principal office of the Corporation or at such other place within or outside the State in which the principal office of the Corporation is located as the board of directors may determine.

Members of the board of directors may participate in regular and special meetings by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other. Such participation shall constitute presence in person for all purposes.

Section 3. Regular Meetings. The board of directors may, by resolution, providee the time and place for the holding of regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or by three of the directors. The persons authorized to call special meetings of the board of directors may fix any place, as the place for holding any special meeting of the board of directors called by such persons.

Section 5. Notice of Special Meeting. Oral or written notice of any special meeting shall be given to each director at least 24 hours in advance of the meeting. Oral notice may be communicated in person, by telephone or any other comprehensible manner, and is effective when communicated. Written notice may be transmitted by mail, private carrier, personal delivery, facsimile or any other reasonable means, and is effective at the earliest of the following: (i) when received; (ii) four days after its deposit in the U.S. mail if mailed with first-class postage, to the address provided to the Corporation by the director where the director is most likely to be reached; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Any director may waive notice of any meeting by a writing filed with the Secretary, either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. The participation of directors with a majority of the votes of the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article II.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the BCA, the Certificate of Incorporation or these Bylaws require a greater proportion.

Section 8. Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the board or of such committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same effect as a unanimous vote of the board or committee for all purposes.

Section 9. Newly Created Directorships and Vacancies. Any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the board of directors, and newly created directorships resulting from an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director. A director so elected by the board of directors shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.

When one or more directors shall resign from the board of directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.

Section 10. Resignation. Any director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 11. Compensation. Directors, as such, may receive a stated salary or retainer for their services or may receive a reasonable fixed sum, and reasonable expenses of attendance, if any, for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

Section 12. Residency Requirement. The majority of the directors of the Corporation must reside within the State of New Jersey.

Section 13. Integrity of Directors. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

ARTICLE III - Executive And Other Committees

Section 1. Appointment. The board of directors, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law.

Section 2. Authority.

(a) Except as provided in Section 2(b) of this Article III, the executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee, and any other committee, to the extent provided in the board resolution appointing such committee, the Certificate of Incorporation or these Bylaws, shall have and may exercise all the authority of the board.

(b) No committee of the board of directors shall (i) make, alter or repeal any bylaw of the Corporation; (ii) elect or appoint any director, or remove any officer or director; (iii) submit to shareholders any action that requires shareholders’ approval; or (iv) amend or repeal any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board.

Section 3. Vacancies; Alternate Committee Members; Tenure; Resignation. The board of directors, by resolution adopted by a majority of the entire board, may (i) fill any vacancy in any committee; (ii) appoint one or more directors to serve as alternate members of any committee, to act in the absence or disability of members of such committee with all the powers of such absent or disabled members; (iii) abolish any such committee at its pleasure; or (iv) remove any director from membership on such committee at any time, with or without cause. Any member of a committee may resign from such committee at any time by giving written notice to the chairman, president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Reports to the Board. Each committee of the board shall keep regular minutes of its proceedings, and actions taken at a meeting of any committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting.

Section 5. Procedure. The chairman of the board shall be the presiding officer of the executive committee, and the executive committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. The board of directors may by resolution establish the composition, duties, constitution, and procedures of any other committee.

ARTICLE IV - Officers

Section 1. Positions. The officers of the Corporation shall consist of a president, a secretary, a treasurer and, if desired, one or more vice presidents. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as provided in these Bylaws and as the board of directors may from time to time authorize or determine. In the absence of any such bylaw provision or action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged, or verified by two or more officers.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office for the term for which he is so elected and until a successor is elected and has qualified, subject to earlier termination by removal or resignation. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article IV.

Section 3. Removal. Any officer may be removed by the board of directors whenever in the board’s judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, by employment contracts or otherwise.

Section 6. President. The president shall have the authority and the duty to manage the affairs of the Corporation and shall have such other powers and perform such other duties as are delegated to him by the board of directors or as are incidental to his office.

Section 7. Vice President. The vice president or vice presidents, if any, shall perform the duties of the president in his absence or during his disability to act. In addition, the vice presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the board of directors or the president.

Section 8. Secretary. The secretary shall have custody of the minutes and records of the Corporation. The secretary shall keep the minutes of all meetings of the shareholders and of the board of directors, shall give such notice as may be required for all such meetings and shall have such other powers and perform such other duties as are delegated to him or her by the board of directors or the president or as are incidental to the office of secretary.

Section 9. Treasurer. The treasurer shall keep correct and complete books of account in accordance with the accounting methods adopted by the board of directors, showing the financial condition of the Corporation and the results of its operations. The treasurer shall have custody of all monies, securities, and other certificates evidencing intangible personal property belonging to the Corporation. He or she shall upon request furnish statements of the current financial condition and the current results of operations of the Corporation and shall have such other powers and perform such other duties as are delegated to him or her by the board of directors or the president or as are incidental to the office of treasurer.

Section 10. Other Offices. All other officers shall have such powers and perform such duties as are delegated to them by the board of directors or the president.

ARTICLE V - Contracts, Checks, and Deposits

Section 1. Contracts. To the extent permitted by applicable law, the Certificate of Incorporation or these Bylaws, the board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation, which may include facsimile signatures, in such manner as shall from time to time be determined by the board of directors.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the board of directors may select.

ARTICLE VI - Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as determined by the board of directors in accordance with the requirements of the BCA. Such certificates shall be signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board, or the president or a vice-president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

Notwithstanding the foregoing, the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s common stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. In the event that any shares of the Corporation’s capital stock are issued without a certificate, within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement that includes the information that would be required by the BCA to be stated on a certificate representing the shares.

In the case of a lost or destroyed certificate, a new certificate or uncertificated shares may be issued upon such terms and indemnity to the Corporation as the board of directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only, in the case of certificated shares, on surrender for cancellation of the certificate for such shares or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 3. Payment for Shares. No certificate shall be issued for any shares until such shares are fully paid.

ARTICLE VII - Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of March of each year.

ARTICLE VIII - Dividends

Subject only to the terms of the Corporation’s Certificate of Incorporation and applicable law, the board of directors may from time to time declare and the Corporation may pay dividends on its outstanding classes of capital stock which are eligible for dividends.

ARTICLE IX - Corporate Seal

The corporate seal of the Corporation, if any, shall be in such form as the board of directors shall prescribe.

ARTICLE X - Amendments

These Bylaws may be amended only as specified in the Corporation’s Certificate of Incorporation.